Exhibit 3.4

AMENDED AND RESTATED BYLAWS OF

BRANDED LEGACY, INC.

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ARTICLE I

OFFICES - BOOKS AND RECORDS

Section 1.1 Offices. The registered office of the corporation is: 1108 E. SOUTH UNION AVE., Midvale, UT 84047.

The principal place of business and principal executive offices of the corporation shall be: 250 National Pl,#162, Longwood, FL 32750

Section 1.2 Registered Agent. The registered agent of the corporation is VCorp Services, Inc., whose business office is identical with the registered office of the corporation.

Section 1.3 Books and Records. The corporation shall keep at its principal executive offices the following books and records and any shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the same and to make extracts therefrom:

(a) Its minutes of meetings of the Board of Directors and any committees thereof.

(b) Its minutes of meetings of the shareholders.

(c) Its record of shareholders which shall give their names and addresses and the number and class of the shares held by each.

(d) Copies of its Articles of Incorporation and Bylaws as originally executed and adopted together with all subsequent amendments thereto.

All books and records of account shall be kept at the corporation’s principal executive offices or as determined by the Board of Directors.

Section 1.4 Financial Statements. Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operation unless the shareholder has already received the same. Neither the corporation nor any director, officer, employee or agent of the corporation shall be liable to the shareholder or anyone to whom the shareholder dis closes the financial statement or any information contained therein for any error or omission therein whether caused without fault, by negligence or by gross negligence, unless (1) the error or omission is material, (2) the director, officer, employee or agent in question knew of the error or omission and intended for the shareholder or other person to rely thereon to his detriment, (3) the share holder or other persons did reasonably rely thereon, and, in addition, (4) he is otherwise liable under applicable law.

ARTICLE II

BYLAWS

Section 2.1 Amendments. These Bylaws may be altered, amended or repealed and new Bylaws adopted by the Board of Directors.· Any such action shall be subject to repeal or change by action of the shareholders, but the alteration, amendment, repeal, change or new Bylaw (and the repeal of the old Bylaw) shall be valid and effective and no director, officer, shareholder, employee or agent of the corporation shall incur any liability by reason of any action taken or omitted in reliance on the same. The power of the shareholders to repeal or change any alteration, amendment, repeal or new Bylaw shall not extend to any original Bylaw of the corporation so long as it is not altered, amended or repealed, but only to action by the Board thereafter. There shall be no time limit on its exercise.

Section 2.2 Bylaw Provisions Additional and Supplemental to Provisions by Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully com plied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 2.3 Bylaw Provisions Contrary to or Inconsistent With Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 2.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.1 Place of Meetings. All meetings of the shareholders, annual or special, however called, shall be held at the corporation’s principal executive offices unless the Board of Directors may designate any place for any meeting, either within or without the state of California.

Section 3.2 Annual Meeting. An annual meeting of the shareholders shall be held sometime during the month of November each year.

Section 3.3 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3.4 Notice of Shareholders’ Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting . If mailed, such notice shall be deemed to be delivered when deposited in the United states Mail addressed to the share holder at his address as it appears on the stock transfer books of the corporation with postage thereon prepared.

Section 3.5 Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders, (however called or noticed, whether or not called or noticed and whether before, during or after the meeting) by signing a written waiver of notice or a con sent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects . of call or notice regardless of whether waiver, consent or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 3.6 Fixing Record Date for Meetings. The stock transfer books of the corporation shall not be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders but, in lieu thereof, the date on which notice is given in accordance with Section 3.4 above shall be the record date for those purposes. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made under this section, such determination shall apply to any adjournment thereof.

Section 3.7 Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any share holder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 3.8 Quorum of Shareholders, Vote. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares rep resented at the meeting and entitled to vote on the subject shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Utah Business Corporations Act or the Articles of Incorporation. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough share holders to leave less than a quorum.

Section 3.9 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 3.10 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, specifically providing a longer length of time for which the proxy is to continue in force, which in no case shall exceed seven (7) years from the date of execution. Any share holder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.

Section 3.11 Elections of Directors. At each election of Directors, shareholders entitled to vote shall have no right to accumulate their votes; rather each shareholder shall have as many votes as the number of such shareholder’s shares. Elections for Directors need not be by ballot except upon demand made by a share holder at the election and before the voting begins.

Section 3.12 Adjournments. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 3.8 hereof, in the absence of a quo rum no other business may be transacted at such meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original special meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 3.13 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 3.14 Waiver or Consent by Absent Shareholders. The transactions at any annual or special shareholders meeting, if improperly called and/or noticed, shall be as valid as if held after valid call and notice if a quorum is present, either in per son or by proxy, and if, either before or after the meeting, each person entitled to vote and not present in person or by proxy signs a written waiver of notice and consents to holding the meeting. Each waiver, consent, or approval given under this section shall be filed with the corporate records or made a part of the minutes of this meeting.

ARTICLE IV

DIRECTORS

Section 4.1 Exercise of Corporate Power. The business and affairs of the corporation shall be managed by the Board of Directors.

Section 4.2 Qualifications. Directors need not be residents of Utah or California or shareholders of the corporation. They need have no other qualifications.

Section 4.3 Compensation. The Board of Directors shall have authority to fix the compensation of Directors. Such compensation so fixed shall be reported to the shareholders. Any compensation so fixed shall be for services as a Director only, and a Director who serves the corporation in any other capacity may receive separate compensation therefor.

Section 4.4 Number. The number of Directors of the corporation is three (3).

Section 4.5 Term. The term of each Director shall begin immediately on his election and shall continue until the date set under these Bylaws for the next annual meeting of the Shareholders. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

Section 4.6 Elections. At each annual meeting the share holders shall elect directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose.

Section 4.7 Vacancies. A vacancy or vacancies in the Board of Directors shall exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors is increased, or if the shareholders fail, or any annual or special meeting at which any Director is elected, to elect the full authorized number of Directors to be voted for at that meeting. Also, the Board of Directors may declare vacant the office of a Director if he is found to be of unsound mind by an order of a court of competent jurisdiction or convicted of a felony or misdemeanor involving moral turpitude or if, within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Any vacancy occur ring may be filled by the affirmative vote of a majority of the remaining Directors (or a sole remaining Director) although less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or if there was no predecessor, until the date set under these Bylaws for the next annual meeting and until his successor is elected. Any vacancy created by reason of the removal of one or more Directors by the shareholders may be filled by election of the shareholders at the meeting at which the Director or Directors are removed.

Section 4.8 Removal. At a meeting expressly called for that purpose one or more Directors may be removed by a vote of a majority of the shares entitled to vote at an election of Directors.

Section 4.9 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of California, for the holding of additional regular meetings with out other notice than such resolution.

Section 4.10 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of California as the place for holding any special meeting of the Board of Directors called by them.

Section 4.11 Notice of Special Meetings. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.12 Quorum. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 4.13 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.14 Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

Section 4.15 Committee. The Board of Directors by resolution adopted by the majority of the number of Directors fixed by the Bylaws may designate a committee or committees consisting of not less than two Directors which committee or committees, to the extent provided in such resolution, shall have and may exercise all the authority therein provided; but the designation of such commit tee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 4.16 Telephone Meetings. Members of the Board of Directors or any Committee appointed thereby may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 4.17 Action Without Meeting. Any action which by law or pursuant to these Bylaws may be taken at a meeting of the Directors or of a Committee of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the Directors or all of the members of such committee as the case may be. Such written consent shall have the effect of a unanimous vote.

Section 4.18 Waiver of Notice or Consent. The transactions at any meeting of the Board of Directors, if improperly called and/or noticed, shall be as valid as if held after proper call and notice, if a quorum is present and, either before or after the meeting, each absent Director signs a written waiver of notice and consents to holding the meeting. These waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special board meeting need be specified in the notice or waiver of notice of the meeting.

ARTICLE V

OFFICERS

Section 5.1 Election and Qualifications. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the meeting of the Board of Directors next following the annual meeting of the shareholders (or at any meeting if an office is vacant) and such other officers, including a Chairman of the Board of Directors, and assistant officers and agents, as the Board of Directors shall deem necessary, who shall be elected and shall hold their offices for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person except those of President and Secretary. Any Vice President, assistant Treasurer or assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the Bylaws or the Board of Directors.

Section 5.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure.

Section 5.3 Removal and Vacancies. Any officer of the corporation may be removed by the Board of Directors at any meeting whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create con tract rights. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is duly chosen and qualified.

ARTICLE VI

CHAIRMAN OF THE BOARD

Section 6.1 Powers and Duties. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

ARTICLE VII

PRESIDENT

Section 7.1 Powers and Duties. The powers and duties of the President are:

(a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

(b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

(c) To call meetings of the shareholders and also of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he shall deem proper.

(d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation and do not require such authorization, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

Section 7.2 President pro tern. If neither the Chairman of the Board, the President, nor the Vice President is present at any meeting of the Board of Directors, a president pro tern may be chosen to preside and act at such meeting. If neither the President nor the Vice President is present at any meeting of the shareholders, a president pro tern may be chosen to preside at such meeting.

ARTICLE VIII

VICE PRESIDENT

Section 8.1 Powers and Duties. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all his powers and perform all his duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

ARTICLE IX

SECRETARY

Section 9.1 Powers and Duties. The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal executive offices of the corporation, or such other place as the Board of Directors may order, of all meetings of its Directors and share holders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented by shareholders’ meetings and the proceedings thereof.

(b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal executive offices of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificate issues for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep or cause to be kept at the principal executive offices of the corporation the books and records required by Section 1.3 above.

(e) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such certificate; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(f) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 11.4 hereof.

(g) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(h) To prepare the voting lists required by Section 3.7 above.

(i) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

ARTICLE X

TREASURER

Section 10.1 Powers and Duties. The powers and duties of the Treasurer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director and by any shareholder as provided in Section 1.3 above.

(b) To keep or cause to be kept at the principal executive offices of the corporation the books of account.

(c) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation and, at his discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(d) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

(e) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(f) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions as Treasurer and of the financial condition of the corporation.

(g) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

ARTICLE XI

GENERAL COUNSEL

Section 11.1 Powers and Duties. The General Counsel shall advise and represent the corporation generally in all legal matters and proceedings, and shall act as counsel to the Board of Directors and its Committees. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

ARTICLE XII

GENERAL MANAGER

Section 12.1 Powers and Duties. The Board of Directors may employ and appoint a General Manager who may, or may not, be the chief operating officer of the corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the corporation and of the Board of Directors. Subject to the approval of the Board of Directors, he shall employ all employees of the corporation, or delegate such employment to subordinate officers, or such division chiefs, and shall have authority to discharge any person so employed. He shall make a report to the President and Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation and to perform such other duties as the Board of Directors shall require.

ARTICLE XIII

SUNDRY PROVISIONS

Section 13.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by con tract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.

Section 13.2 Fiscal Year. The fiscal year of this corporation shall be September 30.

Section 13.3 Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by any officer of this corporation authorized so to do by resolution of the Board of Directors.

Section 13.4 Certificates of stock. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every such certificate shall be either (a) signed by the President or a Vice President and the Secretary or an assistant Secretary of the corporation and countersigned by a transfer agent of the corporation (if the corporation shall then have a transfer agent) and registered by a registrar of the shares of capital stock of the corporation (if the corporation shall then have a registrar); or (b) authenticated by facsimile of the signature of the President and the written signature of the Secretary or an assistant Secretary and countersigned by a transfer agent of the corporation and registered by a registrar of the shares of the capital stock of the corporation.

Section 13.5 Lost Certificates. Where the owner of any certificate for shares of the capital stock of the corporation claims that the certificate has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before the corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with the corporation an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of the corporation, and (c) satisfies any other reasonable requirements imposed by the corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

ARTICLE XIV

DIRECTORS CONDUCT

No contracts or other transactions between the corporation and any other trust, organization or corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are trustees, directors or officers of, such other trust organization or corporation.

Any director individually, or any trust, organization or corporation with which any director may be associated, may be a party to or may be pecuniarily or otherwise interested in, any con tracts or transactions of the corporation, provided that the fact that he or such trust, organization or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

Any director of the corporation who is also a trustee, director or officer of such other trust, organization or corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contracts or transactions with like force and effect as if he were not such trustee, director or officer of such other trust, organization or corporation, or not so interested.

ARTICLE XV

INDEMNIFICATION

Section 15.1 Actions By Third Parties. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 15.2 Actions By Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reason ably entitled to indemnity for such expenses which such court shall deem proper.

Section 15.3 Extent of Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 15.1 or 15.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

Section 15.4 Authorization. Any indemnification under Sections 15.1 or 15.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 15.1 or 15.2. Such determination shall be made by the Board of Directors by a majority vote of a quorum of the directors, or by the shareholders.

Section 15.5 Advancement of Costs. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 15.4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount advanced if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized herein.

Section 15.6 Not Exclusive. The indemnification and advancement of expenses provided by this Article shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 15.7 Indemnity Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 15.8 Continuation of Indemnification. Any indemnification or advancement of expenses under this Article shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs, executors, and administrators.

CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned does hereby certify that the under signed is the Secretary of Branded Legacy, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Utah; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation by a unanimous consent resolution executed by all members of the Board of Directors on or about May 18, 2021; and that the above and foregoing Bylaws are now in full force and effect.

Dated:  May 18, 2021